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                                                                    EXHIBIT 22.1

                      SUBSIDIARIES OF SYNC RESEARCH, INC.

    The Company has the following subsidiaries:

           TyLink Corporation
           10 Commerce Way
           Norton, MA 02766

           Sync Research, Asia Pacific
           The Kwangtung Provincial Bank Building Room 1402, 14F
           409-415 Hennessy Road
           Wanchai, Hong Kong

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